Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the amendment of the Brightcove Inc. 2021 Stock Incentive Plan of our report dated February 23, 2023, with respect to the consolidated financial statements of Brightcove Inc. and the effectiveness of internal control over financial reporting of Brightcove Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 17, 2023